Exhibit 3.2.38

LIMITED LIABILITY COMPANY AGREEMENT

OF

EQX HOLDINGS, LLC

(Organized under the Delaware Limited Liability Company Act)

THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of EQX Holdings, LLC, a Delaware limited liability company (the “Company”), is made and entered into this 23rd day of October, 2003, by Equinox Holdings, Inc., a Delaware corporation, as the sole member of the Company (the “Initial Member”).

WHEREAS, the Initial Member has formed the Company for the purpose of, among other things, owning and operating, either directly or through its wholly-owned subsidiaries, certain fitness clubs currently owned and operated by the Initial Member;

WHEREAS, the Company and the Initial Member are parties to that certain Contribution Agreement, dated of even date herewith, pursuant to which the Initial Member contributed all of the issued and outstanding stock of certain of its wholly owned subsidiaries to the Company in exchange for the Units (as hereinafter defined) of the Company; and

WHEREAS, the Initial Member desires to set forth its rights and obligations as a member of the Company, and to provide for the management of the Company and the conduct of the business of the Company;

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Initial Member hereby agrees as follows:

ARTICLE I

DEFINITIONS

1.01.        Definitions.  The following terms used in this Agreement shall have the respective meanings ascribed to such terms in this Section 1.01, unless otherwise expressly provided herein:

(a)           “Act” shall mean the Delaware Limited Liability Company Act (Del. Code Ann. Tit. 6, Sections 18-101 et. seq.), and any successor statute, as the same may be amended from time to time;

(b)           “Capital Account” shall mean the account established and maintained pursuant to Section 3.06;

(c)           “Capital Contribution” shall mean, with respect to any Member, the amount of money and the value of other property contributed to the Company with respect to the Interest held by such Member;

(d)           “Certificate of Formation” shall mean the certificate of formation of EQX Holdings, LLC, as filed with the Secretary of State of the State of Delaware, as the same may be amended from time to time;

(e)           “Code” shall mean the Internal Revenue Code of 1986, as amended;

(f)            “Fiscal Year” shall mean the Company’s taxable year;

(g)           “Interest” shall mean a Member’s entire membership interest in the Company, including, without limitation, such Member’s share of the Company’s income, gain, loss and deductions, and of the Company’s distributions, and all rights and privileges of membership in the Company as accorded by this Agreement and the Act;

(h)           “Manager” shall have the meaning set forth in Section 18-101(10) of the Act;

(i)            “Member” shall mean the Initial Member and each other Person that is hereafter admitted to the Company as a Member in accordance with this Agreement;

(j)            “Membership Certificates” shall have the meaning set forth in Section 4.11.

(k)           “Ownership Percentage” shall mean, with respect to any Member as of a particular time and from time to time, the ratio, expressed as a percentage, of the number of Units owned by such Member to the aggregate number of Units owned by all Members;

(l)            “Person” shall mean any individual, partnership, limited liability company, corporation, unincorporated organization or association, trust or other entity;

(m)          “Treasury Regulations” shall mean the rules and regulations of the Internal Revenue Service promulgated under the Code, as in effect from time to time; and

(n)           “Units” shall have the meaning set forth in Section 4.02.

ARTICLE II
GENERAL TERMS

2.01         Formation.  On October 23, 2003, the Initial Member caused the Company to be organized as a Delaware limited liability company by the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, in accordance with Section 18-206 of the Act.

2.02         Name.  The name of the Company shall be “EQX Holdings, LLC,” and all business of the Company shall be conducted in that name, or in such other name or names as the Members may hereafter select in accordance with this Agreement and the Act.

2.03         Registered Office.  The address of the registered office of the Company in the State of Delaware shall be c/o National Registered Agents, Inc., 9 East Loockerman Street, Suite 1B, in the City of Dover, County of Kent, Delaware 19901.  The name of the registered agent of the Company at such address is National Registered Agents, Inc.  The Company may also have offices at such other places within or without the State of Delaware as the Member may from time to time designate or the business of the Company may require.

2.04         Term.  The duration of the Company shall be perpetual, unless otherwise dissolved in accordance with Article 10 of this Agreement and the Act.

2.05.        Business Purpose.  The Company is organized to engage in any lawful act or activity for which a limited liability company may be formed under the Act and the applicable laws of any jurisdiction in which the Company engages in business.

2.06         Foreign Qualifications.  Any authorized person of the Company shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the business activities of the Company require it to be so qualified.

2.07         Taxation.  The Company shall not be, and the Initial Member and the Board shall not permit the Company to elect to be, treated as an association taxable as a corporation for federal, state or local income tax purposes, including, without limitation, by electing to treat the Company as an association taxable as a corporation under Treasury Regulations Section 301.7701 3(a) or any corresponding provision of state or local law.

2.08         Certain Ratified Actions.  Without in any way limiting the generality of the foregoing, or anything else contained in this Agreement or in any other document, Brian S. Werfel, Esq., is hereby designated as an authorized person, within the meaning of the Act, and the execution and filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware were and hereby are authorized, ratified and confirmed.

ARTICLE III

MANAGEMENT OF THE COMPANY

3.01.        Management By the Board of Directors.  The business and affairs of the Company shall be managed by or under the direction of a Board of Directors (the “Board”), consisting of at least three natural persons designated as directors  (the “Directors”) as provided below.  The Board shall have discretion to manage and control the business and affairs of the Company, to make decisions affecting the business and affairs of the Company, and to take actions as it deems necessary or appropriate to accomplish the purposes of the Company and to exercise all of the power and authority that limited liability companies may take under the Act, provided, however, that there shall be reserved to the Initial Member those powers that, under the Delaware General Corporation Law, are reserved to the stockholders of a corporation organized under laws of the State of Delaware.

3.02.        Election of Directors; Qualifications; Term.  The Directors shall be chosen by the Initial Member.  The Company shall have not less than three nor more than seven directors, with the actual number of directors to be set by resolution of the Directors then in office.  The number of directors shall initially be set at three directors.  Directors need not be residents of the State of Delaware.  Each Director shall hold office for the full term for which such Director is elected, which term shall be specified in the vote or resolution of the Initial Member and until their successor has been duly elected and qualified, or until their earlier death, resignation, or removal in accordance with this Agreement.  Each Director is hereby designated as a “manager” (within the meaning of the Act) of the Company.

3.03.        Committees of Directors.  The Board may, by resolution passed by unanimous consent of the Directors, designate one or more committees.  Such resolution shall specify the duties and quorum requirements of such committees, each such committee to consist of one or more of the Directors.  The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.  Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

3.04.        Removal of Directors.  So long as the Initial Member is the sole Member of the Company, the Initial Member may remove any Director of the Company, with or without cause, at any time in its sole discretion, and shall be entitled to appoint a successor director to fill any vacancy so created.

3.05.        Designation of Initial Directors.  The initial Directors of the Company shall be as follows:

Harvey Spevak

Adam Saltzman

Edward D. Yun

3.06         Meetings of the Directors.  Regular meetings of the Board may be held on such dates and at such times as shall be determined by the Board, with notice of the establishment of such regular meeting schedule being given to each Director that was not present at the meeting at which such meeting schedule was adopted.  Special meetings of the Board may be called by any Director by notice, specifying the date, place and time of such meeting, delivered to each other Director at least 24 hours prior to such meeting.  Neither the business to be transacted at, nor the purpose of, such special meeting need be specified in the notice thereof.  Unless otherwise expressly provided for by this Agreement, at any meeting of the Board, a majority of the Directors shall constitute a quorum for the transaction of business, and an act of a majority of the Directors who are present at such a meeting at which a quorum is present shall be the act of the Board.  Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting, and without prior notice, if a consent in writing, setting forth the actions so taken, is signed by all of the Directors then in office.  Directors may participate in and hold meetings of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

3.07         Compensation of Directors.  Unless otherwise restricted by the Certificate of Formation or this Agreement, the Board shall have the authority to fix the compensation of directors.  The Directors shall be entitled to be reimbursed for costs and expenses incurred in the course of their service hereunder.

3.08         Specific Authorization.  Notwithstanding any other provision of this Agreement to the contrary, the Initial Member hereby authorizes the Company, and any Director or officer of the Company acting on behalf of the Company, to execute and deliver, and to perform its obligations under:

(i)            The Pledge Agreement to be entered into by the Company, as pledgor, and Merrill Lynch Capital, a division of Merrill Lynch Business Financing Services, Inc., as agent;

(ii)           The Contribution Agreement to be entered into by and between the Company and Equinox Holdings, Inc.;

ARTICLE IV

MEMBERS

4.01         Member’s Interests.  The Initial Member of the Company shall be Equinox Holdings, Inc., a Delaware corporation, which shall initially own 100% of the Interests of the Company.

4.02.        Units and Ownership Percentages.  A Member’s Interest in the Company, including, without limitation, such Member’s share of the Company’s income, gain, loss, deductions and cash distributions, shall be represented by the “Units” held by such Member.  Set forth below are  (i) the initial number of Units issued to each Member and (ii) the initial Ownership Percentage held by each Member.  This Section shall be revised by the Board from time to time to reflect any changes effected pursuant to this Agreement in the number of Units issued to Members or the Ownership Percentages of the Members.

Member	Units	Ownership Percentage

Equinox Holdings, Inc.	100	100%
895 Broadway
New York, New York 10003
Attn: Harvey Spevak, President

4.03.        Membership Certificates.  Each Member shall be entitled to a certificate evidencing its Interest in the Company (the “Membership Certificate”), a form of which is attached hereto as Annex A.  Membership Certificates shall be in such form as shall be approved by the Board, and may bear the seal of the Company or a facsimile thereof.  Membership Certificates shall be consecutively numbered, signed by one or more officers of the Company (which signatures may be by facsimile), and shall state the following on the face thereof: (i) that the Company is a limited liability company formed under the Act, (ii) that the Membership Certificate evidences the Member’s Interest in the Company, and (iii) the name of the Member.  In case the officer of the Company who has signed or whose facsimile signature has been place on such certificate shall have ceased to be an officer of the Company before such certificate is issued, it may be issued by the Company with the same effect as if such person were an officer of the Company at the time of its issue.  In addition, all Membership Certificates shall have affixed thereto the following legend:

“THE INTEREST EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (I)(A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER OF THIS CERTIFICATE HAS DELIVERED TO THE COMPANY AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION  5 OF SUCH ACT, WHICH OPINION AND COUNSEL MUST BE REASONABLY SATISFACTORY TO THE COMPANY, OR (C) SUCH HOLDER HAS OBTAINED A NO-ACTION LETTER FROM THE

SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH DISPOSITION, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, AND (II) SUCH DISPOSITION IS PURSUANT TO, OR UNDER AN EXEMPTION FROM, REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS.”

4.04.        Interest as Security Under Uniform Commercial Code.  The Company irrevocably elects to have all Interests in the Company be deemed securities governed by Article 8 of the Uniform Commercial Code in effect in the State of Delaware.  Each Membership Certificate evidencing an Interest in the Company shall have affixed thereto the following legend:

“This Certificate evidences a membership interest in EQX Holdings, LLC, and shall be a security for the purposes of Article 8 of the Uniform Commercial Code in effect in the State of Delaware.”

No change to this provision shall be effective until all outstanding Membership Certificates have been surrendered for cancellation, and any new Membership Certificates issued thereafter shall not bear the foregoing legend.

4.05.        Admission of Additional Members.  One or more Persons may be admitted as additional Members of the Company with the consent of the Initial Member.  Prior to the admission of any additional Members, this Agreement shall be amended to the extent necessary or desirable to reflect the admission to the Company of such additional Member, and to reflect the fact that the Company will then have more than one Member.

4.04.        Capital Contributions.  Following admission to the Company and the payment in full of a Member’s initial Capital Contribution, no Member shall be obligated to make any additional contribution to the Company’s capital, whether upon a liquidation of the Company or otherwise.  Without limiting the generality of the foregoing, no Member shall have any obligation to restore any deficit balance in such Member’s Capital Account, and any such deficit balance shall not be considered a debt owed to the Company or to any Person for any purpose whatsoever.  Nothing herein shall be construed to prohibit any Member, at its sole option, from making any additional Capital Contribution to the Company when authorized by the Board in order to fund all or any part of the Company’s Capital Requirements.

4.05.        No Interest on Capital Contributions.  Members shall not be paid interest on their Capital Contributions.

4.06.        Property Rights.  All assets and property owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, solely by reason of being a Member of the Company, shall have any right, title, or interest in any of the property or assets of the Company.

4.07.        Return of Capital Contributions.  Except as otherwise provided in this Agreement, no Member shall have the right to receive the return of any Capital Contribution.  If any Member is entitled to receive a return of a Capital Contribution, the Company may distribute cash, notes, property, or any combination thereof to the Member in return of the Capital Contribution.  The Company shall not be required to make any distributions to any Member in any form other than cash.

4.08.        Capital Accounts.  A separate Capital Account shall be maintained for each Member.  Capital Accounts shall be maintained in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv).

4.08.        Liability of Members.  No Member shall be liable for the debts, liabilities, contracts or other obligations of the Company, except to the extent of any unpaid Capital Contributions such Member has agreed to make to the Company and such Member’s share of the assets (including undistributed revenues) of the Company; and in all events, a Member shall be liable and obligated to make payments of its Capital Contribution only as and when such payments are due in accordance with the terms of this Agreement.  No Member shall be required to make any loans to the Company.  The Company shall indemnify and hold harmless a Member in the event a Member becomes liable, notwithstanding the previous sentence, for any debt, liability, contract or other obligation of the Company, other than for unpaid Capital Contributions.

4.09.        Authority of Members.  The liability of Members shall be limited as provided for under the Act and the other applicable laws of the State of Delaware.  Members that are not also individuals serving as Board shall take no part whatsoever in the control, management, direction or operation of the Company’s affairs and shall have no power to bind the Company.  Unless expressly authorized by this Agreement or the Act, no Member, solely by reason of being a Member of the Company, shall have the right, power or authority to act for or on behalf of the Company, to bind the Company to any action, or to incur any expenditures on behalf of the Company.

ARTICLE V

TRANSFER OF INTERESTS; WITHDRAWAL

5.01.        Transfer of Membership.  Membership in the Company is transferable only with unanimous written consent of the all of the Members.  If such unanimous written consent is not obtained or if a transfer is effected other than in accordance with this Section 5.01, the transferee shall be entitled to receive only the share of profits or other compensation by way of income and the return of contributions to which the transferor Member otherwise would be entitled.

5.02.        Withdrawal of Member.  A Member may not withdraw from the Company without the prior written consent of the remaining Members, and the terms of a Member’s withdrawal shall be determined by a written agreement between the remaining Members and the withdrawing Member.  Notwithstanding the foregoing, the Initial Member may not withdraw from the Company.

ARTICLE VI

MEETINGS OF THE MEMBERS

6.01         Meetings of Members.  An annual meeting of the Members for the transaction of such business as may properly come before such meeting shall be held on such date and at such time as the Board shall specify in the notice of the meeting, which notice shall be delivered to each Member at least 20 days prior to the date of such meeting.  Special meetings of the Members may be called by the Board or by one or more Members owning, in the aggregate, not less than 33 and 1/3% of the Ownership Percentages.  Any such meeting shall be held on such date and at such time as the Person calling such meeting shall specify in the notice of the meeting, which notice shall be delivered to each Member not less than ten (10) days prior to the date of such meeting.  Only business within the purpose or purposes described in the notice of such meeting may be conducted at such meeting.  Unless otherwise provided for in this Agreement, at any meeting of the Members, Members holding among them at least a majority of the Ownership Percentages, represented in person or by proxy, shall constitute a quorum for the transaction of business, and an act of a majority shall be the act of the Members.  Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting, and without prior notice, if a consent in writing, setting forth the actions so taken, is signed by Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all members entitled to vote thereon were present and voted.  Members may participate in and hold meetings of the Members by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

ARTICLE VII

PROFIT, LOSS AND DISTRIBUTIONS

7.01.        Allocation of Profit or Loss.  All items of Company income, gain, loss, and deduction as determined for book purposes shall be allocated among the Members, and shall be credited or debited to their respective Capital Accounts, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv), so as to ensure, to the maximum extent possible, that:

(a)           such allocations satisfy the alternate economic effect test of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) (by allocating items that can have economic effect in such a manner that the balance of each Member’s Capital Account at the end of any taxable year (increased by such Member’s “share of partnership minimum gain” and “share of partner nonrecourse debt minimum gain” as defined in Treasury Regulations 1.704-2) would be positive in the amount of cash that such Member would receive, if (i) the Company sold all of its property for an amount of cash equal to the book value (as determined pursuant to Treasury Regulations Sections 1.704-1(b)(2)(iv)) of such property (reduced, but not below zero, by the amount of nonrecourse debt or partner nonrecourse debt to which such property is subject) and (ii) all of the cash of the Company remaining after payment of all liabilities (other than nonrecourse liabilities and partner nonrecourse debt) of the Company were distributed in liquidation immediately following the end of such taxable year pursuant to Section 10.02 herein; and

(b)           all allocations of items that cannot have economic effect (including credits and nonrecourse deductions) are allocated to Members in accordance with their respective Ownership Percentages.

7.02.        Distributions.  Except as otherwise provided in Section 10.02 hereof in the case of the dissolution and liquidation of the Company, all available cash (after making proper allocations for the payment of the Company’s expenses, liabilities, commitments and contingencies) authorized for distribution pursuant to Section 7.03(a) shall be distributed to the Members in proportion to the balances of their respective Capital Accounts.

7.03.        General Provisions Regarding Distributions.  Except as otherwise provided for in this Agreement, the timing and amount of all distributions shall be determined by the Board.  With respect to any distributions declared by the Board, the following additional provisions shall apply:

(a)           If any assets of the Company shall be distributed in kind to the Members, such assets shall be valued on the basis of their fair market value on the date of distribution, as determined by the Board.  The gain or loss for each such asset shall be determined as if such asset were sold for cash at its fair market value, and the gain or loss thereon shall be allocated as provided by this Article VII, and shall be credited or debited to the Capital Account of the Member receiving such distribution prior to the distribution of the assets.

(b)           All items of Company income, gain, loss and deduction shall be allocated, and all distributions shall be made, to the Persons shown on the records of the Company to have been Members as of the last day of the taxable year for which the allocation or distribution is to be made.  Notwithstanding the foregoing, if any Units of the Company shall be transferred during a taxable year, distributions shall be made to the holders of the Units on the effect date of the distribution and items of Company income, gain, loss and deduction for such period shall be allocated among the original Members and the successor on a daily, monthly or other basis as determined by the holders of a majority of the Ownership Percentages using any permissible method under Section 706 of the Code and the Treasury Regulations promulgated thereunder.

(c)           Notwithstanding anything to the contrary contained herein, the Company, and the Initial Member on behalf of the Company, shall not make a distribution to the Initial Member on account of the interest of the Initial Member in the Company if such distribution would violate §18 607 of the Act or any other applicable law.

ARTICLE VIII

OFFICERS

8.01.        General.  The officers of the Company shall be designated by the Board, and shall consist of a President, a Treasurer, a Secretary, and such other officers as the Board may determine to be in the best interests of the Company.  In addition, the Board may elect one or more Vice-Presidents, Assistant Treasurers or Assistant Secretaries.  Unless prohibited by the Act, two or more officers may be held by the same person; provided, however, that the officers of President and Secretary may not be held by the same person.  Directors may also serve as officers of the Company.

8.02.        Election; Term; Removal.  The Board shall elect a President, a Treasurer, a Secretary, and such other officers as the Board may deem appropriate at the first meeting of the Board following the annual meeting of the Members.  The Board may determine the compensation, if any, of the officers of the Company.  Each officers shall hold his or her respective office for a period of one year, and until his or her successor has been duly elected and qualified.  Any officer elected or appointed by the Board may be removed, with or without cause, at any time by the affirmative vote of a majority of the Directors, and the Board shall have right to appoint a successor to fill any vacancy so created.

8.03.        Initial Officers.  The following persons shall be the initial officers of the Company, and shall hold the office or offices appearing next to their names:

Harvey Spevak	President
Scott Rosen	Treasurer
Mark Tricolli	Secretary

8.04.        President.  The President shall be the chief executive officer of the Company, shall have authority and responsibility for the day-to-day management of the Company, including, without limitation, oversight over the officers and employees of the Company, and shall be responsible for ensuring that the acts and resolutions of the Board are carried into effect.  Subject to the prior approval of the Board, the President shall execute all contracts, mortgages, conveyances and other legal instruments in the name of and on behalf of the Company; provided that the foregoing shall not act to preclude the Board from delegating such powers to some other officer, agent or attorney-in-fact of the Company.

8.05.        The Vice-President.  The Vice-President, if any, or if there be more than one, the senior Vice-President as determined by the Board, shall in the absence or disability of the President, exercise the powers and perform the duties of the President, and each Vice-President shall exercise such other powers and perform such other duties as shall be prescribed by the Board.

8.06.        The Treasurer.  The Treasurer shall have custody of all funds, securities and evidences of indebtedness of the Company; shall receive and give receipts and acquittances for moneys paid in on account of the Company, and shall pay out of the funds on hand all bills, payrolls, and other just debts of the Company, of whatever nature, upon maturity; shall enter regularly in books to be kept by him for that purpose, full and accurate accounts of all moneys received and paid out by the Treasurer on account of the Company, and shall perform all other duties incident to the office of Treasurer and as may be prescribed by the Board.

8.07.        Secretary.  The Secretary shall attend all meetings of the Board and the Members, and shall record all votes and the minutes of such proceedings in a book to be kept for that purpose, and shall perform like duties for any other committees of the Board when so required.  The Secretary shall give, or cause to be given, notice of all meetings of the Members and notice of all special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President.

ARTICLE IX

RECORDS; FINANCIAL REPORTS

9.01.        Records.  The Board shall cause the Company to keep at its principal place of business the following:

(a)           a current list of the full name and last known address of each Member;

(b)           a copy of the Certificate of Formation and all amendments thereto;

(c)           a copy of this Agreement and all amendments thereto; and

(d)           copies of all actions taken at a meeting or by written consent of the Board and the Members with respect to which records are required to be maintained by the Company pursuant to this Agreement.

9.02.        Accounting Policies.  The books and records of the Company shall be kept on such method of accounting as the Board shall deem appropriate.  The financial statements of the Company shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall be appropriate and adequate for the Company’s business and for carrying out all provision of this Agreement.

9.03.        Member’s Audit and Inspection Rights.  Each Member shall have the right to examine and audit the accounts and financial records of the Company, and to inspect and make copies of all books, records, documents and materials as such Member may deem appropriate.  Such right to inspection shall occur only during regular business hours, and shall be at the requesting Member’s sole cost and expense.

ARTICLE X

DISSOLUTION; LIQUIDATION; WINDING UP AND TERMINATION

10.01.      Dissolution.  The Company shall be dissolved upon the earliest to occur of any of the following:  (a) the sale, transfer or other disposition of all the assets of the Company, (b) the effective date of the written decision of the Initial Member to dissolve the Company or (c) the entry of a decree of judicial dissolution under § 18 802 of the Act.  Upon dissolution of the Company, the Board or a liquidating trustee, if one is appointed, shall wind up the affairs of the Company and, in their, his or her sole and absolute discretion, shall liquidate the assets of the Company.  The Board or such liquidating trustee, as the case may be, shall, in their, his or her sole and absolute discretion, determine the time, manner and terms of any sale or other disposition of the Company’s investments, properties and assets for the purpose of obtaining, in their, his or her opinion, fair value for such assets.

10.02.      Application of Proceeds.  The proceeds from liquidation shall be applied in the following order:

(a)           first, to third party creditors, in the order of priority as provided by the Act;

(b)           second, to a reserve account in such amount as the Board or liquidating trustee, as the case may be, deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company.  Such reserve account may be paid to a bank, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations as they become due and payable, and, at the expiration of such period as the Board or liquidating trustee, as the case may be, may deem advisable, the amount in such reserve account shall be distributed to the Members in the manner set forth in the balance of this Section 10.02; and

(c)           third, after taking into account the allocations of items of Company income, gain, loss or deduction pursuant to Section 7.01, if any, and distributions of cash or property pursuant to Section 7.02, if any, to the Members, in accordance with the balances of their respective Capital Accounts.

10.03.      Certificate of Cancellation.  When the Board or liquidating trustee, as the case may be, has fully complied with the foregoing liquidation plan, the Board or liquidating trustee, as the case may be, shall execute and cause to be filed an appropriate Certificate of Cancellation under the Act.

ARTICLE XI

NOTICES

11.01.      Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing or provided by electronic transmission and shall be deemed to have been duly given to a party (i) on the date of receipt if delivered personally or deliver by electronic transmission, (ii) on the fifth day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified mail, postage prepaid, or (iii) on the weekday when deliver is guaranteed if sent by overnight delivery by Federal Express or other national recognized air courier, expenses prepaid, in each such case to the address of such party as set forth on the records of the Company, or as otherwise set forth herein.

ARTICLE XII
INDEMNIFICATION

12.01.      Indemnification.  The Company shall indemnify and hold harmless its Members, Directors, officers, employees, agents and others as fully as, and to the same extent a corporation may indemnify its directors, officers, employees and agents under the Delaware General Corporation Law, as now in effect or hereafter amended.  The Company shall have the power to purchase and maintain liability insurance coverage for such person as, and to the fullest extent, permitted by the Act, as presently in effect and as may be hereafter amended.

12.02.      Indemnification Not Exclusive.  The rights of indemnification and reimbursement provided for in Section 12.01 shall not be deemed exclusive of any other rights to which such Member, Director, officer, employee or agent may be entitled under the Certificate of Formation, any agreement or vote of the Members, as a matter of law, or otherwise.

ARTICLE XIII

MISCELLANEOUS

13.01.      Fiscal Year.  The fiscal year of the Company shall end on December 31st of each calendar year.

13.02.      Seal.  The Board is authorized to adopt and have a seal, and said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.  Any officer of the Company shall have the authority to affix the seal of the Company to any document.

13.03.      Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of all parties hereto, and their respective successors and permitted assigns.

13.04.      Third Party Beneficiaries.  Except as expressly contemplated by Article XII hereof, nothing in this Agreement shall construed or interpreted to provide any rights upon any person or entity other than the parties hereto, and their respective successors and permitted assigns.

13.05.      Severability.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the validity or enforceability of any other provision hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted herefrom.

13.06.      Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto relating to the subject matter hereof, and supersedes all prior or contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto with respect to the subject matter hereof.

13.07.      Subject Headings.  The headings used in this Agreement are for reference and convenience only, and are not intended to constitute substantive provisions hereof, and shall be disregarded in their entirety in the construction or interpretation of this Agreement.

13.08.      Amendments and Waivers.  This Agreement may be amended, modified or supplemented, or may be rescinded, terminated or replaced in its entirety, only by the affirmative vote of Members holding a majority of the Ownership Percentages entitled to vote at a regular meeting or properly noticed special meeting of the Members.  No waiver of any of the provisions of this Agreement shall be deemed to constitute or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver of such provision unless otherwise expressly provided in such waiver.

13.06.      Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the conflict of laws principles thereof.

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IN WITNESS WHEREOF, the sole Member, intending to be legally bound hereby, has executed and adopted this Limited Liability Company Agreement as of the date first written above.

EQUINOX HOLDINGS, INC.:

By:	/s/
Name:
Title:

ANNEX A

EQX HOLDINGS, LLC

CERTIFICATE OF MEMBERSHIP INTEREST

The undersigned hereby certifies that Equinox Holdings, Inc. is the holder of ONE HUNDRED (100) Units of membership interests in EQX Holdings, LLC, a Delaware limited liability company (the “Company”) formed in accordance with the Delaware Limited Liability Company Act (Del. Code Ann. Tit. 6, Sections 18-101 et. seq.).

All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Limited Liability Company Agreement of EQX Holdings, LLC, dated as of October 23, 2003.

The Membership Interest represented by this Membership Certificate shall be transferable on the books of the Company by the holder hereof in person or by power of attorney only upon the due surrender of this Membership Certificate properly endorsed.

THE INTEREST EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (I)(A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER OF THIS CERTIFICATE HAS DELIVERED TO THE COMPANY AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION  5 OF SUCH ACT, WHICH OPINION AND COUNSEL MUST BE REASONABLY SATISFACTORY TO THE COMPANY, OR (C) SUCH HOLDER HAS OBTAINED A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH DISPOSITION, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, AND (II) SUCH DISPOSITION IS PURSUANT TO, OR UNDER AN EXEMPTION FROM, REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS.

This Certificate evidences a membership interest in EQX Holdings, LLC, and shall be a security for the purposes of Article 8 of the Uniform Commercial Code in effect in the State of Delaware.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has caused this Membership Certificate to be duly executed, signed and delivered as of the 23rd day of October, 2003.

EQX HOLDINGS, LLC

By:
Name:
Title: